                                                                     EXHIBIT 1.1


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





                         AMERICAN CELLULAR CORPORATION

                           (a Delaware corporation)








                                 $285,000,000

                         10 1/2% Senior Notes due 2008

                              PURCHASE AGREEMENT
                              ------------------






Dated:  May 6, 1998



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

PURCHASE AGREEMENT...................................................................... 1

     SECTION 1. Representations and Warranties.......................................... 3
                ------------------------------

          (a) Representations and Warranties by the Issuer.............................. 3
                 (i) Similar Offerings.................................................. 4
                     -----------------
                 (ii) Offering Memorandum............................................... 4
                      -------------------
                 (iii) Independent Accountants.......................................... 4
                       -----------------------
                 (iv) Financial Statements.............................................. 4
                      --------------------
                 (v) No Material Adverse Change in Business............................. 5
                     --------------------------------------
                 (vi) Good Standing of the Issuer and PriCellular....................... 5
                      -------------------------------------------
                 (vii) Good Standing of Subsidiaries.................................... 6
                       -----------------------------
                 (viii) Capitalization.................................................. 6
                        --------------
                 (ix) Authorization of Agreements....................................... 6
                      ---------------------------
                 (x) Authorization of the Indenture..................................... 7
                     ------------------------------
                 (xi) Authorization of the Securities................................... 7
                      -------------------------------
                 (xii) Authorization of Credit Facility................................. 8
                       --------------------------------
                 (xiii) Description of the Securities and the Indenture................. 8
                        -----------------------------------------------
                 (xiv) Absence of Defaults and Conflicts................................ 8
                       ---------------------------------
                 (xv) Absence of Labor Disputes......................................... 9
                      -------------------------
                 (xvi) Absence of Proceedings........................................... 10
                       ----------------------
                 (xvii) Possession of Intellectual Property............................. 10
                        -----------------------------------
                 (xviii) Absence of Further Requirements................................ 10
                         -------------------------------
                 (xix) Possession of Licenses and Permits............................... 11
                       ----------------------------------
                 (xx) Title to Property................................................. 11
                      -----------------
                 (xxi) Tax Returns...................................................... 12
                       -----------
                 (xxii) Insurance....................................................... 12
                        ---------
                 (xxiii) Solvency....................................................... 12
                         --------
                 (xxiv) Stabilization or Manipulation................................... 13
                        -----------------------------
                 (xxv) Related Party Transactions....................................... 13
                       --------------------------
                 (xxvi) Environmental Laws.............................................. 13
                        ------------------
                 (xxvii) Registration Rights............................................ 14
                         -------------------
                 (xxiii) Accounting Controls............................................ 14
                         -------------------
                 (xxix) Investment Company Act.......................................... 14
                        ----------------------
                 (xxx) Rule 144A Eligibility............................................ 14
                       ---------------------
                 (xxxi) No General Solicitation......................................... 15
                        -----------------------
                 (xxxii) No Registration Required....................................... 15
                         ------------------------
                 (xxxiii) No Directed Selling Efforts................................... 15
                          ---------------------------
                 (xxxiv) PORTAL......................................................... 15
                         ------

                 (xxxv) Merger Agreement................................................. 15
                        ----------------
          (b) Officer's Certificates..................................................... 16

     SECTION 2. Sale and Delivery to Initial Purchasers; Closing......................... 16
                ------------------------------------------------

          (a) Securities................................................................. 16
          (b) Payment.................................................................... 16
          (c) Qualified Institutional Buyer.............................................. 17
          (d) Denominations; Registration................................................ 17

     SECTION 3. Covenants of the Issuer.................................................. 17
                -----------------------

          (a) Offering Memorandum........................................................ 17
          (b) Notice and Effect of Material Events....................................... 17
          (c) Amendment to Offering Memorandum and Supplements........................... 18
          (d) Qualification of Securities for Offer and Sale............................. 18
          (e) Integration................................................................ 18
          (f) Rating of Securities....................................................... 18
          (g) Rule 144A Information...................................................... 18
          (h) Restriction on Resales..................................................... 19
          (i) Use of Proceeds............................................................ 19
          (j) Restriction on Sale of Securities.......................................... 19
          (k) DTC Clearance.............................................................. 19
          (l) Legends.................................................................... 19
          (m) Interim Financial Statements............................................... 20
          (n) Periodic Reports........................................................... 20

     SECTION 4. Payment of Expenses...................................................... 20
                -------------------

          (a) Expenses................................................................... 20
          (b) Termination of Agreement................................................... 20

     SECTION 5. Conditions of Initial Purchasers' Obligations............................ 21
                ---------------------------------------------

          (a) Opinion of Counsel for the Issuer.......................................... 21
          (b) Opinion of Counsel for the Initial Purchasers.............................. 21
          (c) Officers' Certificate...................................................... 21
          (d) Accountants' Letters and Consents.......................................... 22
          (e) Bring-down Letters......................................................... 22
          (f) PORTAL..................................................................... 22
          (g) Registration Rights Agreement, DTC Agreement, Pledge and Escrow
                 Agreement and Indenture................................................. 22
          (h) Additional Escrow Amount................................................... 22
          (i) Consent Solicitation....................................................... 23
          (j) Additional Documents....................................................... 23

          (k) Termination of Agreement................................................... 23

     SECTION 6. Indemnification.......................................................... 23
                ---------------

          (a) Indemnification of Initial Purchasers...................................... 23
          (b) Indemnification of Issuer and Directors.................................... 24
          (c) Actions against Parties;  Notification..................................... 24
          (d) Settlement without Consent if Failure to Reimburse......................... 25

     SECTION 7. Contribution............................................................. 25
                ------------

     SECTION 8. Representations, Warranties and Agreements to Survive
                -----------------------------------------------------
                  Delivery............................................................... 26
                  --------

     SECTION 9. Termination of Agreement................................................. 27
                ------------------------

          (a) Termination; General....................................................... 27
          (b) Liabilities................................................................ 27

     SECTION 10. Default by One or More of the Initial Purchasers........................ 27
                 ------------------------------------------------

     SECTION 11. Notices................................................................. 28
                 -------

     SECTION 12. Parties................................................................. 28
                 -------

     SECTION 13. Governing Law And Time.................................................. 29
                 ----------------------

     SECTION 14. Effect of Headings...................................................... 29
                 ------------------

Schedule A--Initial Purchasers
Schedule B--Subsidiaries of PriCellular Corporation
Schedule C--Securities

Exhibit A--Form of Opinion
Exhibit B--Form of Letter

                                 $285,000,000

                         10 1/2% Senior Notes due 2008

                         AMERICAN CELLULAR CORPORATION

                           (a Delaware corporation)



                              PURCHASE AGREEMENT

                                                       May 6, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     American Cellular Corporation, a Delaware corporation ("American Cellular" or the "Issuer"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), TD Securities
(USA) Inc. and Wasserstein Perella Securities, Inc. (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Issuer and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $285,000,000 aggregate principal amount of the Issuer's Senior Notes due 2008 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of May 6, 1998 (the "Indenture") between the Issuer and Chase Manhattan Bank and Trust Company, N.A., as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Issuer, the Trustee and DTC.

     The Issuer was organized to effect the Merger (as defined in the Offering Memorandum (as hereinafter defined)), pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 6, 1998, between the Issuer and PriCellular Corporation ("PriCellular"). The proceeds of the sale of the Securities will be used as part of the financing of the Merger. Pursuant to the Merger, the Issuer will be merged with and into PriCellular, which will be the surviving corporation in the Merger. Upon consummation of the Merger on the Merger date, PriCellular will assume by Supplemental Indenture (the "Supplemental Indenture") all of the obligations of the Issuer under the Indenture and the Securities. After the consummation of the Merger, PriCellular will change its name to American Cellular Corporation. In connection with the Merger, the Issuer has received commitments from Merrill Lynch Capital Corporation and TD Securities (USA) Inc. to provide PriCellular Wireless Corporation ("Wireless"), a direct, wholly-owned subsidiary of PriCellular, with a $1.0 billion senior secured credit facility (the "Credit Facility") and the Issuer has received commitments for $350 million in equity contributions (the "Equity Contribution") from several investors. Pending consummation of the Merger, the Escrow Funds (as defined in the Offering Memorandum) (which consist of the net proceeds from the sale of the Securities and an equity contribution (the "Additional Escrow Amount") from the Equity Investors (as defined in the Offering Memorandum) of $20.0 million) will be held by the Trustee in an escrow and pledge account (the "Escrow and Pledge Account") pursuant to a Pledge and Escrow Agreement (the "Pledge and Escrow Agreement").

     The Issuer will be permitted to obtain release of the Escrow Funds (other than an amount necessary to purchase the Pledged Securities (as defined in the Offering Memorandum)) upon consummation of the Merger and related transactions provided that at that time (a) the Issuer shall have received the Equity Contribution of at least $350 million, (b) the Issuer (on a consolidated basis) shall have incurred or assumed no greater than $925 million (plus the amount of any (x) Old Notes (as defined in the Offering Memorandum) which have been properly defeased and (y) Equity Contribution in excess of $350 million) and no less than $750 million of Indebtedness (as defined in the Offering Memorandum) under the Credit Facility and the Old Notes and (c) the Issuer (on a consolidated basis) shall not have outstanding more than $25 million of Indebtedness (other than the Securities, the Credit Facility, the Old Notes and the Convertible Notes (as defined in the Offering Memorandum)) (the "Financing Condition"). Upon the earlier to occur of (i) termination of the Merger Agreement or (ii) 150 days after the Issue Date, if the Escrow Funds have not been released by that time (provided that the 150-day period may be extended at the option of the Issuer up to an additional 120 days if (a) the Issuer shall have deposited an additional amount (to be reasonably determined by the Initial Purchasers on the same basis as the determination of the Additional Escrow Amount) in the Escrow and Pledge Account for the benefit of the holders of the Securities (the "Holders"), (b) the basis under which the Merger Agreement is not satisfied on such 150th day relates to pending Federal Communication Commission or other governmental or regulatory approvals, (c) the lenders under the Credit Facility shall, in their discretion, have extended their commitment to lend no earlier than the date to which the escrow has been extended and (d) the Issuer shall have issued a press release in a reasonably commercial manner and notified the Trustee with respect to such extension of the escrow period, all of the outstanding Securities will be subject to a Special Mandatory Redemption (as defined in the Offering Memorandum) upon seven days' prior written notice to the Holders with the Escrow Funds at a redemption price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption.

     Upon closing of the Merger, the Issuer must purchase and pledge the Pledged Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment of the first six scheduled interest payments due on the Securities (unless already paid).

     The Issuer understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission").

     The Issuer has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated April 17, 1998 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated May 6, 1998 (the "Final Offering Memorandum"), each to be used by such Initial Purchaser in connection with its solicitation of, purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto, which has been prepared and delivered by the Issuer to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

     The holders of the Securities will be entitled to the benefits of the registration rights agreement to be dated as of the Closing Time (the "Registration Rights Agreement"), to the extent provided therein, among the Issuer and the Initial Purchasers, pursuant to which the Issuer will agree to file, as soon as practicable after the Closing Time but in any event within 60 days of the closing of the Merger, a registration statement with the Commission registering the Exchange Securities (as defined in the Registration Rights Agreement) under the 1933 Act.

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Issuer. The Issuer represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser as follows:

          (i)  Similar Offerings.  The Issuer has not, directly or indirectly,
               -----------------
     solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

          (ii)  Offering Memorandum.  The Offering Memorandum does not,
                -------------------
     and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation, warranty and
                           --------
     agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Issuer in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

          (iii)  Independent Accountants.  Each of the accountants who certified
                 -----------------------
     the financial statements and supporting schedules included or incorporated by and reference in the Offering Memorandum are independent certified public accountants within the meaning of Regulation S-X under the 1933 Act with respect to PriCellular and its subsidiaries.

          (iv)  Financial Statements.  The financial statements of PriCellular,
                --------------------
     together with the related notes, included in the Offering Memorandum present fairly the financial position of PriCellular and its consolidated subsidiaries at the dates indicated and the statements of income, changes in shareholders' equity and cash flows of PriCellular and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The pro forma financial statements and pro forma financial information of PriCellular and its subsidiaries and the related notes thereto included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (v) No Material Adverse Change in Business.  Since the respective
              --------------------------------------
     dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A)(i) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Issuer whether or not arising in the ordinary course of business and (ii) to the Issuer's knowledge there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of PriCellular and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B)(i) there have been no transactions entered into by the Issuer, other than those in the ordinary course of business, which are material with respect to the Issuer and (ii) to the Issuer's knowledge there have been no transactions entered into by PriCellular or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to PriCellular and its subsidiaries considered as one enterprise (C)(i) there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of their capital stock and (ii) to the Issuer's knowledge there has been no dividend or distribution of any kind declared, paid or made by PriCellular on any class of its capital stock.

          (vi) Good Standing of the Issuer and PriCellular.  The Issuer and
               -------------------------------------------
     PriCellular each has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and each has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and in the case of the Issuer to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Pledge and Escrow Agreement, the Indenture, the Supplemental Indenture, the Securities, the Exchange Securities, and the DTC Agreement and to enter into and consummate all the transactions in connection therewith as contemplated in the Offering Memorandum; and each of the Issuer and PriCellular is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Issuer and PriCellular and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

          (vii)  Good Standing of Subsidiaries.  The Issuer has no subsidiaries.
                 -----------------------------
     To the Issuer's knowledge, Wireless is the only "significant subsidiary" of PriCellular (as such term is defined in Rule 1-02 of Regulation S-X). Wireless has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of Wireless has been duly authorized and validly issued, is fully paid and non-assessable and is owned by PriCellular, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, a "Lien"), except for any Lien currently existing which will be released upon consummation of the Merger and replaced with Liens created by the Credit Facility as described in the Offering

     Memorandum; to the Issuer's knowledge none of the outstanding shares of capital stock of Wireless or PriCellular's other subsidiaries (each a "Designated Subsidiary" and collectively, the "Designated Subsidiaries") was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of Wireless or any Designated Subsidiary or under any agreement to which PriCellular, Wireless or any Designated Subsidiary is a party. All of the subsidiaries of PriCellular are listed on Schedule B attached hereto.

          (viii)  Capitalization.  The pro forma capitalization of PriCellular,
                  --------------
     as adjusted to give effect to the acquisition of TN-4 RSA and the Merger, is as set forth in the Offering Memorandum in the column entitled "Pro Forma As Adjusted" under the caption "Capitalization." The shares of issued and outstanding capital stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Issuer were issued in violation of the preemptive or other similar rights of any securityholder of the Issuer arising by operation of law, under the charter or by-laws of the Issuer, under any agreement to which the Issuer, or any of its subsidiaries is a party or otherwise. Upon consummation of the Merger, the shares of capital stock of Wireless will be duly authorized and validly issued and fully paid and non-assessable and will be owned by the Issuer, free and clear of all Liens except for Liens created by the Credit Facility.

          (ix)  Authorization of Agreements.  This Agreement, the Registration
                ---------------------------
     Rights Agreement, the DTC Agreement and the Pledge and Escrow Agreement have each been duly authorized by the Issuer. This Agreement has been, and as of the Closing Time each of the Registration Rights Agreement, the DTC Agreement and the Pledge and Escrow Agreement will have been, duly executed and delivered by the Issuer. Upon the execution and delivery thereof by the Issuer, each of the Registration Rights Agreement, the DTC Agreement and the Pledge and Escrow Agreement will constitute a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and at the Deposit Time (as defined in the Pledge and Escrow Agreement), the pledge of the Initial Collateral (as defined in the Pledge and Escrow Agreement) securing the payment of the Initial Secured Oblations (as defined in the Pledge and Escrow Agreement) for the benefit of the Trustee and the Holders of the Notes will constitute a first priority perfected security interest in such Initial Collateral, enforceable against all creditors of the Issuer and any persons purporting to purchase any of the Collateral from the Issuer; and at the Release Time (as defined in the Pledge and Escrow Agreement) securing the payment of the Subsequent Secured Obligations (as defined in the Pledge and Escrow Agreement) for the benefit of the Trustee and the Holders of the Notes will constitute a first priority perfected security interest in such Subsequent Collateral, enforceable against all creditors of the Issuer and any persons purporting to purchase any of the Collateral from the Issuer.

          (x)  Authorization of the Indenture.  The Indenture has been duly
               ------------------------------
     authorized by the Issuer and, at the Closing Time, will have been duly executed and delivered by the Issuer and will constitute a valid and binding agreement of the Issuer (and, upon consummation of the Merger and execution and delivery of the Supplemental Indenture, of PriCellular), enforceable against the Issuer (and, upon consummation of the Merger, PriCellular) in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xi) Authorization of the Securities.  The Securities have been duly
               -------------------------------
     authorized by the Issuer and, at the Closing Time, will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer (and, upon consummation of the Merger and execution and delivery of the Supplemental Indenture, of PriCellular), enforceable against the Issuer (and, upon consummation of the Merger, PriCellular) in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Exchange Securities have been duly authorized by the Issuer and, when executed and authenticated and issued and delivered by the Issuer in exchange for the Securities pursuant to the Exchange Offer (as defined in the Registration Rights Agreement) (assuming no changes in applicable law or interpretive rulings of the Securities and Exchange Commission related thereto) will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xii)  Authorization of Credit Facility.  The Credit Facility has been
                 --------------------------------
     duly authorized by the Issuer and, when executed and delivered, will constitute a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xiii)  Description of the Securities and the Indenture.  The
                  -----------------------------------------------
     Securities, the Supplemental Indenture, the Indenture, the Registration Rights Agreement and the Pledge and Escrow Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers. The Exchange Securities will conform in all material respects to the statements relating thereto contained in the Offering Memorandum.

          (xiv)  Absence of Defaults and Conflicts.  Except as disclosed in
                 ---------------------------------
     the Offering Memorandum, none of the Issuer, or to the Issuer's knowledge, PriCellular or any subsidiary of PriCellular, is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuer, PriCellular or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Issuer, PriCellular or any of its subsidiaries is subject (collectively, "Agreements and Instruments") or has violated or is in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuer, PriCellular or any subsidiary of PriCellular or any of their assets or properties, except in each case for such defaults or violations that would not result in a Material Adverse Effect; and, except as disclosed in the Offering Memorandum, the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Pledge and Escrow Agreement, the Indenture, the Supplemental Indenture, the DTC Agreement, the Securities, the Exchange Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Issuer in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum or in connection with the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Issuer with its respective obligations hereunder and under the Indenture and the Securities (and, upon consummation of the Merger and execution and delivery of the Supplemental Indenture, by PriCellular), do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any Lien, upon any property or assets that are material to the business of the Issuer, PriCellular or to any of its subsidiaries pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Issuer, PriCellular or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuer, PriCellular or any of its subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer, PriCellular or any of its subsidiaries.

          (xv)  Absence of Labor Disputes.  No labor dispute with the employees
                -------------------------
     of the Issuer exists or, to the Issuer's knowledge, is imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect. To the Issuer's knowledge no labor dispute with the employees of PriCellular or any subsidiary of PriCellular exists, or is imminent and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of PriCellular's, or any of PriCellular's subsidiaries' principal suppliers, manufacturers, customers or contractors, which in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xvi)  Absence of Proceedings.  Except as disclosed in the Offering
                 ----------------------
     Memorandum, there is no action, suit, proceeding, inquiry or investigation, in each case before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer, threatened, against or affecting the Issuer, or to the knowledge of the Issuer, PriCellular or any of its subsidiaries which, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which, singly or in the aggregate, might reasonably be expected to materially and adversely affect the properties or assets of the Issuer, PriCellular or any of its subsidiaries or the consummation of this Agreement or the performance by the Issuer of its respective obligations hereunder or under the Securities or the Exchange Securities. The aggregate of all pending legal or governmental proceedings to which the Issuer, PriCellular or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xvii)  Possession of Intellectual Property.  The Issuer, and to the
                  -----------------------------------
     knowledge of the Issuer, PriCellular and its subsidiaries own, possess or license, or can acquire on reasonable terms, adequate patents, licenses, trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and none of the Issuer, and to the knowledge of the Issuer, PriCellular or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property (including Intellectual Property which is licensed) or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer and to the knowledge of the Issuer, PriCellular or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xviii)  Absence of Further Requirements.  No filing with, or
                   -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Issuer of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by or for the due execution, delivery or performance of this Agreement, the Registration Rights Agreement, the Pledge and Escrow Agreement, the Indenture, the Supplemental Indenture, the DTC Agreement, the Securities, the Exchange Securities or any other agreement or instrument entered into or issued or to be entered into or issued by the Issuer, PriCellular, Wireless or to the knowledge of the Issuer, any of PriCellular's subsidiaries in connection with the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds"), except for such approvals and consents set forth in the Merger Agreement or the Offering Memorandum.

          (xix)  Possession of Licenses and Permits.  Except as disclosed in
                 ----------------------------------
     the Offering Memorandum, the Issuer, and to the knowledge of the Issuer, PriCellular and its subsidiaries possess such permits, licenses, approvals, consents, certificates and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Issuer, and to the knowledge of the Issuer, PriCellular and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Issuer, and to the knowledge of the Issuer, PriCellular or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, nor are there, to the knowledge of the Issuer, pending or threatened actions, suits, claims or proceedings against the Issuer, PriCellular or any of its subsidiaries before any court, governmental agency or body or otherwise that, if successful, would limit, revoke, cancel, suspend or cause not to be renewed any Governmental License, in each case, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xx)  Title to Property.  The Issuer, and to the knowledge of the
                -----------------
     Issuer, PriCellular and its subsidiaries have good and marketable title to all real property owned by the Issuer, PriCellular and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuer, PriCellular or any of its subsidiaries; and all of the leases and subleases material to the business of the Issuer, PriCellular and its subsidiaries, considered as one enterprise, and under which the Issuer, PriCellular or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and none of the Issuer, and to the knowledge of the Issuer, PriCellular or any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuer, PriCellular or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuer, PriCellular or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxi)  Tax Returns.  To the knowledge of the Issuer, all United
                 -----------
     States federal income tax returns of PriCellular and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. To the knowledge of the Issuer, PriCellular and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by PriCellular and its subsidiaries, except for such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided. To the knowledge of the Issuer, the charges, accruals and reserves on the books of PriCellular in respect of all federal, state, local and foreign tax liabilities of PriCellular and each of its subsidiaries for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

          (xxii)  Insurance.  To the knowledge of the Issuer, PriCellular and
                  ---------
     its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

          (xxiii)  Solvency.  The Issuer is, and immediately after the Merger
                   --------
     will be, Solvent. As used herein, the term "Solvent" means, with respect to the Issuer, as the case may be, on a particular date, that on such date (A) the fair market value of the assets of the Issuer is greater than the total amount of liabilities (including contingent liabilities) of the Issuer, (B) the present fair salable value of the assets of the Issuer is greater than the amount that will be required to pay the probable liabilities of the Issuer on its debts as they become absolute and mature, (C) the Issuer is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Issuer does not have unreasonably small capital.

          (xxiv)  Stabilization or Manipulation.  Neither the Issuer nor any
                  -----------------------------
     of its respective officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Issuer in order to facilitate the sale or resale of the Securities. The Issuer has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Offering Memorandum or other materials, if any, permitted by the 1933 Act and approved by the Representative.

          (xxv)  Related Party Transactions.  (i) No relationship, direct or
                 --------------------------
     indirect, exists between the Issuer or any affiliate of the Issuer, on the one hand, and any director, officer, stockholder, customer or supplier of the Issuer, on the other hand and (ii) to the knowledge of the Issuer, no relationship, direct or indirect, exists between PriCellular or any affiliate of PriCellular, on the one hand, and any director, officer, stockholder, customer or supplier of PriCellular, on the other hand, which is required by the 1933 Act or by the rules and regulations enacted thereunder to be described in a registration statement on Form S-1 which is not so described or is not described as required in the Offering Memorandum.

          (xxvi)  Environmental Laws.  To the knowledge of the Issuer except
                  ------------------
     as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of PriCellular or any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or nuclear or radioactive material (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) PriCellular and its subsidiaries have all permits, licenses, authorizations and approvals required for their respective businesses under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against PriCellular or any of its subsidiaries and (D) there are no events, facts or circumstances that might reasonably be expected to form the basis of any liability or obligation of PriCellular or any of its subsidiaries, including, without limitation, any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting PriCellular or any of its subsidiaries relating to any Hazardous Materials or Environmental Laws.

          (xxvii)  Registration Rights.  Except as disclosed in the Offering
                   -------------------
     Memorandum, there are no holders of securities (debt or equity) of the Issuer, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Issuer, who in connection with the issuance, sale and delivery of the

     Securities and the Exchange Securities, if any, and the execution, delivery and performance of this Agreement and the Registration Rights Agreement, have the right to request the Issuer to register securities held by them under the 1933 Act.

          (xxiii)  Accounting Controls.  The Issuer, and to the knowledge of
                   -------------------
     the Issuer PriCellular and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxix)  Investment Company Act.  The Issuer is not, and upon the
                  ----------------------
     issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxx)  Rule 144A Eligibility.  The Securities are eligible for
                 ---------------------
     resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

          (xxxi)  No General Solicitation.  Neither the Issuer or any of its
                  -----------------------
     affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xxxii)  No Registration Required.  Subject to compliance by the
                   ------------------------
     Initial Purchasers with the representations and warranties set forth in
     Section 2, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (xxxiii)  No Directed Selling Efforts.  With respect to those
                    ---------------------------
     Securities sold in reliance on Regulation S, (A) none of the Issuer, any of its Affiliates or any person acting on its behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) the Issuer, any of its Affiliates and any person acting on its behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

          (xxxiv)  PORTAL.  There are no securities of the Issuer which are of
                   ------
     the same class as the Securities that are listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a United States automated inter dealer quotation system. The Issuer has been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

          (xxxv)  Merger Agreement.  The representations and warranties of
                  ----------------
     PriCellular made in the Merger Agreement are true and correct in all material respects (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby).

     (b) Officer's Certificates. Any certificate signed by any officer of the Issuer or any of its subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Issuer or such subsidiary to each Initial Purchaser as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Initial Purchasers; Closing.
                 ------------------------------------------------

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Initial Purchaser and each Initial Purchaser agrees to purchase from the Issuer, at the price set forth in Schedule C, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Fried, Frank, Harris, Shriver & Jacobson, or at such other place as shall be agreed upon by the Representative and the Issuer at 9:00 A.M. (New York Time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Issuer (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer, against delivery to the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement, or physical certificates representing the Securities shall be registered in the names and denominations requested by the Initial Purchasers, and in either case shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 9:00 A.M. on the last business day prior to the Closing Time.

     (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuer that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

     (d) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time.


     SECTION 3.  Covenants of the Issuer.  The Issuer covenants with each
                 -----------------------
Initial Purchaser as follows:

     (a) Offering Memorandum. The Issuer, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

     (b) Notice and Effect of Material Events. The Issuer will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Issuer of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers, to the knowledge of the Issuer any material changes in or affecting the earnings, business affairs or business prospects of the Issuer, PriCellular and its subsidiaries which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Issuer, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Issuer will forthwith promptly amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendment to Offering Memorandum and Supplements. The Issuer will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers to, nor the Initial Purchaser's delivery of, any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

     (d) Qualification of Securities for Offer and Sale. The Issuer will use its best efforts, in cooperation with the Initial Purchasers, to register or qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Issuer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) Integration. The Issuer agrees that it will not and will cause its affiliates not to make any offer or sale of securities of the Issuer of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale could be deemed to render invalid (for the purpose of (i) the sale of the Securities by the Issuer to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

     (f) Rating of Securities. The Issuer shall take all reasonable action necessary to enable Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), to provide their respective credit ratings of the Securities.

     (g) Rule 144A Information. The Issuer agrees that in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof of the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Issuer has either exchanged the Securities for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Securities pursuant to an effective registration statement under the Securities Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is hereinafter referred to as "Additional Information").

     (h) Restriction on Resales. Until the expiration of two years after the original issuance of the Securities, the Issuer will not, and will cause their "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by it and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

     (i) Use of Proceeds. The Issuer will use the net proceeds received by them from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

     (j) Restriction on Sale of Securities. During a period of 180 days from the date of this Agreement, the Issuer and its subsidiaries, if any, will not, without the prior written consent of Merrill Lynch, on behalf of the Initial Purchasers, directly or indirectly, issue, sell, pledge, offer or agree to sell, grant any option for the sale of or otherwise dispose of, any debt securities of the Issuer or any of its subsidiaries (other than in connection with the Exchange Offer (as defined in the Offering Memorandum) or borrowings under the Credit Facility).

     (k) DTC Clearance. The Issuer will use all reasonable efforts in cooperation with the Initial Purchasers to permit the Securities to be eligible for clearance and settlement through DTC.

     (l) Legends. Each certificate for a Security will bear the legend contained in "Notices to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

     (m) Interim Financial Statements. Prior to the Closing Time, the Issuer shall furnish to the Initial Purchasers any unaudited interim financial statements of the Issuer, promptly after they have been completed, for any periods subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

     (n) Periodic Reports. For a period of three years after the Closing Time, the Issuer will furnish to the Initial Purchasers copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Issuer generally to the holders of the Securities or to security holders of its publicly issued securities generally.

     SECTION 4.  Payment of Expenses.
                 -------------------

     (a) Expenses. The Issuer will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto, (ii) the preparation and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, the Indenture, the Supplemental Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Issuer's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers not to exceed $2,500 unless otherwise agreed to by the Issuer in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Supplemental Indenture and the Securities, and (vii) any fees payable in connection with the rating of the Securities and the listing of the Securities with the Private Offerings, Resales and Trading Through Automated Linkages ("PORTAL") market.

     (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) or 9(a)(ii) hereof, the Issuer shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

     SECTION 5.  Conditions of Initial Purchasers' Obligations.  The
                 ---------------------------------------------
obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Issuer contained in
Section 1 hereof or in certificates of any officer of the Issuer, or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Issuer of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinion of Counsel for the Issuer. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Latham & Watkins, counsel for the Issuer, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

     (b) Opinion of Counsel for the Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, with respect to certain matters set forth in paragraphs (i), (ii), (vi), (vii), (viii), (ix), (xi) (solely as to the information in the Offering Memorandum under "Description of the Notes"), (xv) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuer, PriCellular and its subsidiaries and certificates of public officials.

     (c) Officers' Certificate. At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, including any documents incorporated by reference therein, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) to the knowledge of the Issuer there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Issuer, PriCellular and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the Issuer shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time; and (iv) the representations and warranties of the Issuer in Section 1 shall be accurate and true and correct as though expressly made at and as of the Closing Time. At the Closing Time, the Initial Purchasers shall have received a certificate of the President or Chief Executive Officer of the Issuer and the Vice President of Finance of the Issuer, dated as of the Closing Time, to such effect.

     (d) Accountants' Letters and Consents. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the Representative and to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum and in the form included in Exhibit B attached hereto. Such accounting firm shall include either in such letter or in a separate writing a consent to the inclusion of their respective reports in the Offering Memorandum and to the reference to them under the caption "Independent Auditors" in the Offering Memorandum.

     (e) Bring-down Letters. At the Closing Time, the Initial Purchasers shall have received from Ernst & Young a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (f) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

     (g) Registration Rights Agreement, DTC Agreement, Pledge and Escrow Agreement and Indenture. The Issuer shall have duly authorized, executed and delivered the Registration Rights Agreement, the DTC Agreement, the Pledge and Escrow Agreement, and the Indenture to the Initial Purchasers in a form and substance satisfactory to the Representative and counsel to the Initial Purchasers.

     (h) Additional Escrow Amount. The Equity Investors shall have deposited $20.0 million consisting of the Additional Escrow Amount in the Escrow and Pledge Account.

     (i) Consent Solicitation. The Issuer shall have received all of the Requisite Consents (as currently defined in the Issuer's outstanding tender offer materials) pursuant to the Issuer's consent solicitation and tender offer with respect to outstanding debt of Wireless and Wireless shall have executed the related supplemental indentures.

     (j) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such customary documents as they may require (including any consents under any agreements to which the Issuer or PriCellular is a party) for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

     (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Issuer at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

     (a) Indemnification of Initial Purchasers. The Issuer agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto (including any document incorporated by reference into the Preliminary Offering Memorandum or Final Offering Memorandum)), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Issuer; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto).

     (b) Indemnification of Issuer and Directors. Each Initial Purchaser severally agrees to indemnify and hold harmless the Issuer and its directors, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Issuer. An indemnifying party may participate at its own expense in the defense of any such action; provided,
                                                                  --------
however, that counsel to the indemnifying party shall not (except with the
-------
consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.  Contribution.  If the indemnification provided for in Section
                 ------------
6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Issuer on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Issuer on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, or by the Initial Purchasers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, it being agreed by the parties that the Issuer shall be deemed to have access to information concerning PriCellular.

     The Issuer and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Issuer, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer.
The Initial Purchasers' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Issuer, PriCellular or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Issuer, and shall survive delivery of the Securities to the Initial Purchasers.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General. The Representative may terminate this Agreement, by notice to the Issuer, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Issuer, PriCellular and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred a downgrading in the rating assigned to the Securities or any of the Issuer's and PriCellular's other debt securities by any nationally recognized securities rating agency, or if such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Issuer's or PriCellular's other debt securities or guarantees of debt securities, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Issuer or PriCellular has been suspended or limited by the Commission or the NASDAQ National Market System, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(v) if a banking moratorium has been declared by either Federal, Delaware or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 10.  Default by One or More of the Initial Purchasers.  If one or
                  ------------------------------------------------
more of the Initial Purchasers shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then

          (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective obligations hereunder bear to the obligations of all non-defaulting Initial Purchasers, or

          (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

     No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representative the Issuer shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 10.

     SECTION 11.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Lex Maultsby, with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; notices to the Issuer shall be directed to Providence Equity Partners, 50 Kennedy Plaza, Providence, Rhode Island 02903, attention of Jonathan M. Nelson and Spectrum Equity Investors, 245 Lytton Avenue, Suite 175, Palo Alto, California 94301, attention of Brion Applegate, with a copy (which shall not constitute notice) to Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, California, attention of Gregory Miller, Esq.

     SECTION 12.  Parties.  This Agreement shall each inure to the benefit of
                  -------
and be binding upon the Initial Purchasers, the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Issuer and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Issuer and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  Governing Law And Time.  THIS AGREEMENT SHALL BE GOVERNED BY
                  ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. SPECIFIED TIMES OF DAY HEREIN REFER TO NEW YORK CITY TIME.

     SECTION 14.  Effect of Headings.  The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers and the Issuer in accordance with its terms.

                                Very truly yours,

                                AMERICAN CELLULAR CORPORATION


                                By /s/ Brion Applegate
                                   --------------------------
                                   Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

TD SECURITIES (USA) INC.

WASSERSTEIN PERELLA SECURITIES, INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By      /s/ John Curran
   ----------------------------
        Authorized Signatory

                                  SCHEDULE A

                                                                       Principal
                                                                       Amount of
                 Name of Initial Purchaser                             Securities
                 -------------------------                             ----------
Merrill Lynch, Pierce, Fenner & Smith
Incorporated................................................          $185,250,000
TD Securities (USA) Inc.....................................            85,500,000
Wasserstein, Perella Securities, Inc........................            14,250,000
                                                                      ------------
Total                                                                 $285,000,000
                                                                      ------------

                                                                      SCHEDULE B

                    Subsidiaries of PriCellular Corporation
                    ---------------------------------------

     Name of Subsidiary                                 State of Incorporation
     ------------------                                 ----------------------
     PriCellular Wireless Corporation                          Delaware
     ConnectOne Communications Corporation                     Delaware
     PCPCS Corporation                                         Delaware
     ICSB Corporation                                          Delaware
     Alton CellTelCo Cellular Corporation                      Delaware
     Alton CellTelCo Partnership                               Illinois
     Alexandra Cellular Corporation                            Delaware
     Amro Cellular Corporation                                 Delaware
     Bunyon Cellular Corporation                               Delaware
     Cellular Information Systems of Laredo, Inc.              Texas
     Central KY Cell Corp.                                     Alabama
     Chill Cellular Corporation                                Delaware
     Chippewa Cellular Corporation                             Delaware
     Dutchess County Cellular Telephone Company                Delaware
     Duluth/Superior Cellular, Inc.                            Minnesota
     Eastern Wireless Cellular Corporation                     Delaware
     Five Cellular Corporation                                 Delaware
     Four Cellular Corporation                                 Delaware
     Gilro Cellular Corporation                                Delaware
     Jessica Cellular Corporation                              Delaware
     Kyle Cellular Corporation                                 Delaware
     Marathon Cellular Corporation                             Delaware
     Minnesota Six Cellular Corporation                        Louisiana
     Northland Cellular Corporation                            Delaware
     One Cellular Corporation                                  Delaware
     Pebbles Cellular Corporation                              Delaware
     Seven Cellular Corporation                                Delaware
     Three Cellular Corporation                                Delaware
     Vilas Cellular Corporation                                Wisconsin
     Wausau Cellular License Corporation                       Delaware
     Wausau Cellular Limited Partnership                       Delaware

                         Non-Wholly Owned Subsidiaries
                         -----------------------------

     Subsidiary                                  Economic Interest
     ----------                                  -----------------
     Alton CelTelCo Partnership                        87.0%
     Chill Cellular Corporation                        99.4%
     Dutchess County Cellular Telephone Company        95.5%
     Wausau Cellular Limited Partnership               95.1%
     Wausau Cellular License Corporation               95.1%
     Texas/Illinois Cellular Limited Partnership       44.5%

                                   SCHEDULE C


                         AMERICAN CELLULAR CORPORATION

                      $285,000,000 Senior Notes due 2008

     1. The initial offering price of the Securities shall be 99.24% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 96.24% of the principal amount thereof.

     3.  The interest rate on the Securities shall be 10.500% per annum.

     4. The interest payment dates of the Securities shall be May 15 and November 15 of each year, commencing November 15, 1998.

     5. The Securities will be subject to redemption at any time on or after May 15, 2003, at the option of the Issuer, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning May 15 of the years indicated below:


                                                 Redemption
                   Year                            Price
                   ----                          ----------
                   2003                           105.250%
                   2004                           103.500%
                   2005                           101.750%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

     6. At any time prior to May 15, 2001, the Issuer may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 110.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of Securities originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption.

                                                                       EXHIBIT A

                      FORM OF OPINION OF LATHAM & WATKINS
                   TO BE DELIVERED PURSUANT TO SECTION 5(a)






Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
c/o  Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
   World Financial Center, North Tower
   New York, N.Y. 10282

           Re:  American Cellular Corporation
                -----------------------------

Ladies and Gentlemen:

          We have acted as special counsel to American Cellular Corporation, a Delaware corporation (the "Company"), in connection with the sale to you of $285,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2008 (the "Initial Notes"), pursuant to the purchase agreement dated May 6, 1998 (the "Purchase Agreement") between you, as initial purchasers (the "Initial Purchasers"), and the Company. In connection with such sale, the Company has prepared an Offering Memorandum dated May 6, 1998 (the "Offering Memorandum"). The Notes are being issued pursuant to an Indenture dated as of May 13, 1998 (the "Indenture") between the Company and Chase Manhattan Bank and Trust Company, N.A., as trustee (the "Trustee"). This opinion is being rendered to you pursuant to Section 5(a) of the Purchase Agreement.

          As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
May 13, 1998
Page 2


assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware (the "Delaware GCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Our opinion set forth in paragraph (x) below is based upon our consideration of only the Delaware GCL and those New York and federal statutes, rules and regulations which in our experience are normally applicable to transactions of the type contemplated by the Purchase Agreement.

          Whenever a statement herein is qualified by "to our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services to the Company do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company.

          For purposes of this opinion; (i) the term "Operative Agreements" means the Purchase Agreement, the Registration Rights Agreement by and among the Company and the Initial Purchasers dated May 13, 1998 (the "Registration Rights Agreement"), the Indenture, the Initial Notes, the Exchange Notes to be issued by the Company upon exchange of the Initial Notes (the "Exchange Notes" and, together with the Initial Notes, the "Notes"), and the Pledge and Escrow Agreement dated as of May 13, 1998 (the "Pledge and Escrow Agreement") between the Company, as pledgor, and Chase Manhattan Bank and Trust Company, N.A., as trustee (the "Trustee"), (ii) the term "Federal Security Entitlement" means "security entitlements" as defined in Section 357.2 of the Federal Book-Entry Regulations; (iii) "Federal Book-Entry Regulations" means, collectively, the United States Department of Treasury regulations governing the transfer and pledge of marketable Treasury Securities maintained in the form of entries in the records of entries in the records of the Federal Reserve Banks as set forth at 31 C.F.R. Part 357, including the NY UCC, which is incorporated by reference pursuant to 31 C.F.R. 357.2, and (iv) the term "Federal Security" means securities issued by the United States Treasury, maintained in TRADES and constituting "Book-entry Securities" as such term is defined in 31 C.F.R. 357.2.

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
May 13, 1998
Page 3


          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

          (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Based solely upon certificates from public officials, we confirm that the Company is qualified to do business in the following jurisdiction: the State of Delaware.

          (ii) PriCellular Corporation, a Delaware corporation ("PriCellular"), has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Based solely upon certificates from public officials, we confirm that PriCellular is qualified to do business in the following jurisdictions: the States of Delaware and New York.

          (iii) PriCellular Wireless Corporation, a Delaware corporation ("Wireless"), has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Based solely upon certificates from public officials, we confirm that Wireless is qualified to do business in the following jurisdictions: the States of Delaware, New York and Washington.

          (iv) The Initial Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (v) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (vii) Each of the Registration Rights Agreement and the Pledge and Escrow Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
May 13, 1998
Page 4


          (viii) The Supplemental Indenture dated as of April 23, 1998 between Wireless and Bank of Montreal Trust Company, as trustee (supplemental to the indenture dated as of November 1, 1996 with respect to the 10 3/4% Senior Notes due 2004 of Wireless), has been duly authorized, executed and delivered by Wireless and, upon consummation of the Debt Tender Offers (as defined in the Offering Memorandum), will be a valid and binding agreement of Wireless, enforceable against Wireless in accordance with its terms. The Supplemental Indenture dated as of April 23, 1998 among PriCellular, Wireless and Bank of Montreal Trust Company, as trustee (supplemental to the indenture dated as of September 15, 1995 with respect to the 12 1/4% Senior Subordinated Discount Notes due 2003 of Wireless), has been duly authorized, executed and delivered by each of PriCellular and Wireless and, upon consummation of the Debt Tender Offers, will be a valid and binding agreement of each of PriCellular and Wireless, enforceable against each of them in accordance with its terms. The Supplemental Indenture dated as of April 23, 1998 among PriCellular, Wireless and Bank of Montreal Trust Company, as trustee (supplemental to the indenture dated as of November 15, 1994 with respect to the 14% Senior Subordinated Discount Notes due 2001 of Wireless), has been duly authorized, executed and delivered by each of PriCellular and Wireless and, upon consummation of the Debt Tender Offers, will be a valid and binding agreement of each of PriCellular and Wireless, enforceable against each of them in accordance with its terms. As used herein, such Supplemental Indentures are collectively referred to as the "Supplemental Indentures".

          (ix)   The Exchange Notes have been duly authorized by the Company.

          (x) The execution, delivery and performance of the Purchase Agreement and the other Operative Documents by the Company will not result in the violation by the Company of its Certificate of Incorporation or bylaws, the Delaware GCL or any federal or New York statute, rule or regulation known to us to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere herein) or in the breach of or a default under any of the Material Agreements identified on Exhibit A hereto; and, to our knowledge, no consent, approval, authorization or order of, or filing with, any federal or New York court or governmental agency or body is required for the issuance and sale of the Initial Notes pursuant to the Purchase Agreement, except such as may be required under state securities laws in connection with the purchase and distribution of the Initial Notes by the Initial Purchasers (other than federal securities laws, which are specifically addressed elsewhere herein).

          (xi) To our knowledge and except as is disclosed in the Offering Memorandum, there are no legal or governmental proceedings that are pending or threatened against the

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
May 13, 1998
Page 5


Company, PriCellular or any of its subsidiaries that would be required by Item 103 of Regulation S-K to be disclosed in a Registration Statement on Form S-1.

          (xii) No registration of the Initial Notes under the Securities Act of 1933, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Initial Notes by you or the initial resale of the Initial Notes by you to Subsequent Purchasers, in each case in the manner contemplated by the Purchase Agreement. We express no opinion, however, as to when or under what circumstances any Initial Notes initially sold by you may be reoffered or resold by Subsequent Purchasers.

          (xiii) The statements under the captions "Business--Telecommunications Act of 1996; Other Regulatory Developments", "Regulations" and "Description of the Notes" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present in all material respects such legal matters and documents.

          (xiv) Neither the Company nor, to our knowledge, PriCellular is an "investment company" as such term is defined under the Investment Company Act of 1940, as amended.

          (xv) Assuming the Initial Escrow and Pledge Account (as such term is defined in the Pledge and Escrow Agreement) is duly established and maintained in the name of the Company with the Trustee and in accordance with the Pledge and Escrow Agreement and also assuming the absence of an indispensable instrument (as further described below), the provisions of the Pledge and Escrow Agreement, together with the dominion and control of the Trustee in accordance with the Pledge and Escrow Agreement, are effective under the laws of the States of New York to create in favor of the Trustee for the benefit of the Holders (as defined in the Indenture) of the Notes a first perfected security interest in, and a lien on, such Initial Escrow and Pledge Account to secure the Initial Secured Obligations (as defined in the Pledge and Escrow Agreement) to the extent set forth in the Pledge and Escrow Agreement.

          (xvi) The Indenture and the Pledge and Escrow Agreement are sufficient under the Uniform Commercial Code as in effect in the State of New York (the "NY UCC") to create in a favor of the Trustee for the benefit of the Holders of the Notes, to secure the performance by the Company of the Initial Secured Obligations or the Subsequent Secured Obligations (as defined in the Pledge and Escrow Agreement), a valid security interest in all of the Company's right, title and interest in and to such "security entitlements" arising from the Initial Collateral or Subsequent Collateral (as defined in the Pledge and Escrow Agreement), as the case may be, (such security entitlements, the

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
May 13, 1998
Page 6


"Pledged Security Entitlements") and the "proceeds" (as defined in Section 9-306 of the NY UCC) thereof. No recording or filing with any New York governmental body, agency or official is necessary to perfect the foregoing security interest. The provisions of the Pledge and Escrow Agreement, are effective under the NY UCC to perfect the security interest of the Trustee in the Pledged Security Entitlements and assuming that the Trustee, on behalf of the Holders, has obtained the Pledged Security Entitlement to the Collateral (as defined in the Pledge and Escrow Agreement) in good faith and without notice of any "adverse claim" (as defined in Section 8-102 of the NY UCC) in respect of the Pledged Security Entitlements, such a perfected security interest in favor of the Trustee under the Pledge and Escrow Agreement in the Company's right, title and interest in and to the Pledged Security Entitlements will have priority over any other security interest in the Pledged Security Entitlements under the NY UCC hereafter created by arising through the Company, except as hereafter stated.

          (xvii) Assuming the Cash Collateral Account (as such term is defined in the Pledge and Escrow Agreement) is duly established and maintained in the name of the Company with the Trustee and in accordance with the Pledge and Escrow Agreement and also assuming the absence of an indispensable instrument (as further described below), the provisions of the Pledge and Escrow Agreement, together with the dominion and control of the Trustee in accordance with the Pledge and Escrow Agreement, are effective under the laws of the States of New York to create in favor of the Trustee a perfected security interest in, and a lien on, such Cash Collateral Account to secure the Subsequent Secured Obligations (as defined in the Pledge and Escrow Agreement) to the extent set forth in the Pledge and Escrow Agreement.

          In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, officers of PriCellular, and the Initial Purchasers' representatives, at which the contents of the Offering Memorandum and related matters were discussed, and although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and have not made any independent check or verification thereof (except as set forth in paragraph
(xiii) above), during the course of such participation, no facts came to our attention that caused us to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no belief with respect to the financial statements or other financial data included in, or omitted from, the Offering Memorandum.

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
May 13, 1998
Page 7


          The opinions rendered in each of paragraphs (iv), (v), (vii) and
(viii) relating to the enforceability of the Initial Notes, the Indenture, the Registration Rights Agreement, the Pledge and Escrow Agreement and the Supplemental Indentures, respectively, are subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (d) we express no opinion concerning the enforceability of the specific performance remedy contained in the Registration Rights Agreement; and (e) we express no opinion regarding the waivers of rights or defenses contained in Section 4.15 of the Indenture.

          For purposes of the opinion expressed in paragraph (viii) above relating to the enforceability of the Supplemental Indentures, we have assumed with your permission that (a) the Debt Tender Offers will be consummated on the terms set forth in the Company's Offer to Purchase and Consent Solicitation (the "Offer to Purchase") dated as of April 1, 1998 and (b) consents received as of the Solicitation Expiration Date (as defined in the Offer to Purchase) will not have been revoked prior to the consummation of the Debt Tender Offers.

          For purposes of the opinion expressed in paragraph (x) above insofar as it requires interpretation of the Material Agreements, (a) we have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of the State of New York without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state, (b) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions and (c) we express no opinion with respect to the effect of any action or inaction by the Company under the Material Agreements which may result in a breach or default under any Material Agreement. We advise you that certain of the Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

          With your permission, for purposes of the opinion expressed in paragraph (xi), we have relied solely upon certificates presented to us by officers of the Company and PriCellular, and we have not conducted a judgment roll search, an investigation of any

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
May 13, 1998
Page 8


governmental records or court dockets or any other similar investigation of any kind whatsoever.

          With your permission, for purposes of the opinions rendered in paragraph (xii), we have assumed that the representations and agreements of each of you and the Company contained in the Purchase Agreement are accurate and have been and will be complied with.

          The opinions expressed in numbered paragraphs (xv) and (xvii) are subject to the following limitations, qualifications and exceptions:

          (a) we have assumed that each of the Initial Escrow and Pledge Account and Cash Collateral Account exists, that the Company has sufficient rights therein for the security interest of the Trustee to attach thereto and that "value", as defined in Section 1-201(44) of the NY UCC has been given to the Company;

          (b) we call to your attention to the fact that Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by a debtor before the commencement of a case;

          (c) we call to your attention to the fact that the security interest of the Trustee in proceeds is limited to the extent set forth in Section 9-306 of the NY UCC or any other applicable law with respect to proceeds of any funds or other property credited to the Initial Escrow and Pledge Account or the Cash Collateral Account to the extent such funds or other property constitute proceeds of the collateral;

          (d) we express no opinion as to either of the Initial Escrow and Pledge Account or the Cash Collateral Account except to the extent the foregoing constitutes a "deposit account" (as such term is defined in Section 9-105(1)(e) of the NY UCC), and we call to your attention that if any portion of the balances in the Initial Escrow and Pledge Account or the Cash Collateral Account is invested in securities, such account may not be classified as a "deposit account" for purposes of the NY UCC;

          (e) we express no opinion with respect to property other than funds credited to or deposited into the Initial Escrow and Pledge Account or the Cash Collateral Account, and we call to your attention that any interest of the Trustee in such other property may require possession or other action in accordance with Article 8 of the NY UCC or other applicable law;

          (f) we call to your attention that the transfer of a collateral interest in "deposit accounts" is expressly excluded from the coverage of the NY UCC (except to the extent

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
May 13, 1998
Page 9


   such accounts represent proceeds from collateral covered by the NY UCC). Consequently, a secured party must look to the common law in such states to determine the validity of security interests in such collateral. Historically, the common law has required for the creation of a valid "pledge" of a deposit account that the pledgor deliver an "indispensable instrument" to the pledgee. In the case of a deposit account, an indispensable instrument was something, such as a passbook or some other document or instrument with respect to such deposit account, which was a formal written evidence of an interest in the deposit account which so represented the deposit account that the enjoyment, transfer, or enforcement of the deposit account depended upon the possession of the indispensable instrument. This requirement has become outdated by modern banking and finance practice, and, as a result, the courts are now divided as to whether a valid pledge can be created in the absence of such an instrument. At least one New York court has held that the common law does not prevent the parties from having a security interest in bank deposits which are not evidenced by indispensable instruments by insertion of appropriate pledge or granting language in an agreement; other courts have held to the contrary. In addition, while not dispositive of the issue, some courts in other jurisdictions which exclude security interests in "deposit accounts" from their respective enactments of the relevant Uniform Commerical Code have held that if a pledgee is given "exclusive possession and control" over a deposit account, the requirements of a common law pledge should be satisfied, notwithstanding the absence of any document or instrument that might be characterized as an indispensable instrument.

          The Pledge and Escrow Agreement does not contemplate the creation or delivery of any indispensable instrument relating to the Initial Escrow and Pledge Account or the Cash Collateral Account. It does, however, provide that the Trustee will have "exclusive dominion and control" over the Initial Escrow and Pledge Account and "sole dominion and control" over the Cash Collateral Account. We note, however, that various court cases holding that a cash collateral account in the possession of an agent satisfied the requirements of the relevant jurisdictions UCC 9-304(1) regarding the perfection of a pledge of money by possession and believe that the reasoning employed and decisions reached in the cases decided in other similar jurisdictions should be persuasive to a New York court considering the matter and, therefore, believe that if a pledgee obtains "exclusive dominion and control" or "sole dominion and control" over a deposit account, the pledgor and pledgee with respect thereto should be deemed to have taken actions substantially equivalent to the delivery of an indispensable instrument;

          (g) we have assumed that there are no agreements prohibiting, restricting or conditioning the assignment of any interest in the Initial Escrow and Pledge Account or the Cash Collateral Account;

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
May 13, 1998
Page 10


          (h) we have assumed that neither the Trustee nor any Holder has notice of any other interest in the Initial Escrow and Pledge Account or the Cash Collateral Account for the property credited thereto; and

          The opinions expressed in numbered paragraph (xvi) is subject to the following limitations, qualifications and exceptions:

          (a) we have assumed that the Company has sufficient rights in the Pledged Security Entitlements for the security interest of the Trustee to attach, and we express no opinion as to the nature or extent of the Company's rights in, or title to, any of the Pledged Security Entitlements; in addition, we express no opinion as to the nature or extent of the "securities intermediary's (as defined in the NY UCC) rights in, or title to, any financial assets underlying the Pledged Security Entitlements;

          (b) our opinion is limited to the NY UCC and Federal Book Entry Regulations, and such opinion does not address (I) laws of jurisdictions other than (A) New York or (B) which are govered by the NY UCC and the Federal Book Entry Regulations, (II) collateral of a type not subject to the NY UCC or the Federal Book Entry Regulations, (III) under NY UCC Section 9-103 or 8-110, what law governs perfection or priority of the security interests granted in the collateral and (IV) what law governs perfection or priority of security interests granted in Federal Security Entitlements;

          (c) we express no opinion except to the extent that the Cash Collateral Account constitutes a "securities account" within the meaning of NY UCC Section 8-501(a) and with respect to each security entitlement, we have assumed that the underlying security or other financial asset has been endorsed to the securities intermediary or in blank or has been credited to a securities account in the name of the securities intermediary;

          (d) we express no opinion with respect to proceeds except to the extent the proceeds constitute Pledged Security Entitlements;

          (e) we express no opinion with respect to the priority of the security interest of the Trustee in the Pledged Security Entitlements against any of the following: (I) pursuant to Section 9-301(1) of the NY UCC, a lien creditor who attached or levied prior to the perfection of the security interest of the Trustee, (II) pursuant to Section 9-301(4) of the NY UCC, a lien creditor with respect to future advances, (III) pursuant to Section 9-312(7) of the NY UCC, another secured creditor to the extent that provision limits the priority afforded future advances, (d) pursuant to Section 9-312(6) of the NY UCC, another secured party with a prior perfected security interest in other property of the Company to the extent that the Pledged Security Entitlements are proceeds of such other property and (e) pursuant to
   Section 8-603 of the NY UCC, another secured party with a perfected

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
May 13, 1998
Page 11


   security interest in the Pledged Security Entitlements to the extent such creditor's security interest was perfected prior to the adoption of revised
   Article 8 in the NY UCC;

          (f) we note that pursuant to Section 9-115 of the NY UCC, the security interest of the Trustee will be subordinate to any security interest now or hereafter granted by the Company in favor of a "securities intermediary" and will be of equal priority with any other secured party who has or obtains control; and

          (g) if and to the extent the securities intermediary is a "clearing corporation" as defined in Section 8-102(a)(5), we call to your attention that pursuant to Section 8-111 of the NY UCC, any rule adopted by a clearing corporation governing the rights and obligations among the clearing corporation and its participants is effective even if the rule conflicts with the NY UCC and affects the rights of the Trustee.

          To the extent that the opinions expressed in numbered paragraph (xvi) relate to Federal Security Entitlements such opinion is subject to the following limitations, qualifications and exceptions:

          (a) we call to your attention that pursuant to the Federal Book-Entry Regulations, the Secretary of the Treasury may waive provisions of the Federal Book-Entry Regulations and we express no opinion on the effect of any such waiver on the opinions expressed herein;

          (b) our opinions are limited to Federal Book-Entry Regulations as published in the Code of Federal Regulations or the Federal Register, without regard to any interpretations, operating circulars or other communications from the Department of the Treasury, the Board of Governors of the Federal Reserve System or any Federal Reserve Bank.

          (c) with respect to each Federal Security Entitlement we have assumed that a Federal Security has been credited to a securities account in the name of a securities intermediary;

          (d) we note that pursuant to Section 9-115 of the UCC, the security interest of the Trustee may be subordinate to any security interest now or hereafter granted by the Company in favor of a "securities intermediary" and will be of equal priority with any other secured party who has or obtains control and pursuant to section 357.12(C) of the Federal Book-Entry Regulations, the security interest of the Trustee will be subordinate to a security interest in favor of the United States or in favor of any other person if it is marked on the books and records of a federal reserve bank;

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
May 13, 1998
Page 12


          (e) we have assumed that the securities intermediary maintains securities entitlements (as such term is defined in the Federal Book-Entry Regulations) with respect to the Federal Securities in an amount equal to the Pledged Securities Entitlements that are Federal Securities Entitlements with a Participant (as such term is defined in the Federal Book-Entry Regulations) who in turn maintains equal security entitlements on records of a federal reserve bank;

          (f) we call to your attention that our opinion with respect to the security interest of the Trustee is limited to the Federal Book-Entry Regulations and the UCC and pursuant to Section 357.11 of the Book-Entry Regulations, the law of any securities intermediaries' jurisdiction governs, among other things, the rights and duties of the securities intermediary and the entitlement holder arising out of a security entitlement and whether an adverse claim can be asserted against a person who acquires a security entitlement from the securities intermediary;

          To the extent that the obligations of the Company under the Indenture, the Notes, the Registration Rights Agreement and the Pledge and Escrow Agreement may be dependent upon such matters, we have assumed for purposes of this opinion that (i) each of the Initial Purchasers, Trustee (as defined in the Indenture) and Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under each of the Operative Agreements to which it is a party; (c) is duly qualified to engage in the activities contemplated by each such Operative Agreement; and
(d) has duly authorized, executed and delivered each such Operative Agreement;
(ii) with respect to each of the Initial Purchasers, the Trustee (as defined in the Indenture) and the Trustee, each Operative Document to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; and (iii) the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations. We have also assumed, with your consent, that the choice of law provisions in each of the Operative Agreements would be enforced by any court in which enforcement thereof might be sought.

          To the extent that the obligations of PriCellular or Wireless under the Supplemental Indentures may be dependent upon such matters, we have assumed for purposes of this opinion that (i) the trustee under each of the Supplemental Indentures (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under such Supplemental Indenture; (c) is duly qualified to engage in the activities contemplated by such Supplemental Indenture; and (d) has duly authorized, executed and delivered such Supplemental Indenture; (ii) each Supplemental Indenture constitutes the legally valid and binding agreement of the trustee thereunder, enforceable against it in

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
TD Securities (USA) Inc.
Wasserstein Perella Securities, Inc.
May 13, 1998
Page 13


accordance with its terms; and (iii) each trustee under each Supplemental Indenture is in compliance, generally and with respect to acting as trustee thereunder, with all applicable laws and regulations. We have also assumed, with your consent, that the choice of law provisions in each Supplemental Indenture would be enforced by any court in which enforcement thereof might be sought.

          We have not been requested to express and, with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture and the Notes of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.

          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                              Very truly yours,

                                                                       EXHIBIT A

                              Material Agreements

1. Contribution Agreement by and among Texas/Illinois Cellular Limited Partnership, a Delaware limited partnership, Southwestern Bell Mobile Systems, Inc., a Delaware and Virginia corporation, PriCellular, Cellular Information Systems of Laredo, Inc., a Texas corporation, dated as of April 10, 1995.

2. Asset Acquisition Agreement dated as of October 15, 1996 among PriCellular, Cellular Information Systems of Florence, Inc. and Horizon Cellular Telephone Company of Central Kentucky, L.P.

3. Indenture to 14% Senior Subordinated Discount Notes due 2001 among PriCellular, Wireless and Bank of Montreal Trust Company, as trustee.

4. Indenture of 12 1/4% Senior Subordinated Notes due 2003 among PriCellular, Wireless and Bank of Montreal Trust Company, as trustee.

5. Indenture to 10 3/4% Senior Subordinated Convertible Discount Notes due 2004 between the Company and Bank of Montreal Trust Company, as trustee.

6. Indenture to 10 3/4% Senior Notes due 2004 between Wireless and Bank of Montreal Trust Company, as trustee.

7. Stockholders' Agreement dated as of April 28, 1995 by and among PriCellular and the parties named therein.

8. Voting Agreement dated as of December 28, 1995 by and among PriCellular and the parties names therein.

9. Operating Agreement dated as of April 28, 1994 by and between PriCellular and McCaw.

10. Warrant Agreement between PriCellular and Price Communications Corporation.

11. Employment Agreement dated as of December 28, 1995 by and between PriCellular and Robert Price.

12. Agreement and Plan of Merger dated as of March 6, 1998 between PriCellular and the Company.

13. Voting Agreement dated as of March 6, 1998 among the Company, PriCellular and shareholders of the Company.

14. Spectrum Letter, dated March 6, 1998.

15. Consent and Waiver dated as of March 6, 1998 between PriCellular and AT&T Wireless Services, Inc.

16. Stock Purchase Agreement dated as of March 5, 1998 among the Company and the parties listed on Exhibit A to such agreement.

17. Stockholders Agreement dated as of March 5, 1998 by and among the Company and parties listed on Exhibit A to such agreement.

18. Registration Rights Agreement dated as of March 5, 1998 by and among the Company and each of the parties listed on Exhibit A to such agreement.

19. Asset Purchase Agreement dated as of October 31, 1997 by and among PriCellular, Kyle Cellular Corporation and Tennessee 04 Partners, L.P.

                                                                       EXHIBIT B


                        FORM OF LETTER OF ERNST & YOUNG
                            PURSUANT TO SECTION 5(d)



May 6, 1998


American Cellular Corporation
and
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
TD Securities (USA) Inc. and
Wasserstein Perella Securities, Inc.,
as the Initial Purchasers

Dear Sirs:

We have audited the balance sheets of PriCellular Corporation (the "Company") as of December 31, 1997 and 1996, and the statements of operations and cash flows for the years ended December 31, 1997, 1996 and 1995, included in the Offering Memorandum for $285,000,000 of American Cellular Corporation's 10 1/2% senior notes due 2008. Our report with respect thereto is included in the offering memorandum. This offering memorandum, dated May 6, 1998, is herein referred to as the Offering Memorandum.

This letter is being furnished in reliance upon your representation to us that:

a. You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the Act).

b. In connection with the offering the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with the Offering Memorandum:

1. We are independent auditors with respect to PriCellular Corporation within the meaning of the Act and the applicable rules and regulations thereunder.

2. In our opinion the consolidated financial statements audited by us and included in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder.

3. We have not audited any financial statements of PriCellular Corporation as of any date or for any period subsequent to December 31, 1997. The purpose (and therefore the scope) of our audit for the year ended December 31, 1997 was to enable us to express our opinion on the financial statements as of December 31, 1997, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the financial position, results of operations, or cash flows as of any other date or for any period subsequent to December 31, 1997.

4. For purposes of this letter we have read the 1998 minutes of the meetings of the Board of Directors of PriCellular Corporation as set forth in the minutes books through May 1, 1998, Company officials having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to May 1, 1998 as follows (our work did not extend to the period from May 2, 1998 to May 6, 1998 inclusive):

   With respect to the period from January 1, 1998 to February 28, 1998, we have:

   (i) read the unaudited financial statements for January and February of both 1997 and 1998 furnished to us by PriCellular Corporation, and agreed the amounts contained therein to the PriCellular's accounting records. The financial information for January and February are incomplete in that they omit the statements of cash flows and other disclosures. Company officials having advised us that no such financial statements as of any date or for any period subsequent to February 28, 1998 were available; and

   (ii) inquired of Company officials who have responsibility for financial and accounting matters as to whether (a) the unaudited financial statements referred to under 4.(i) are stated on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum (b) at February 28, 1998, there was any change in the capital stock, increase in long-term debt or any decrease in total assets, consolidated net current assets or shareholders' equity of the consolidated companies as compared with amounts shown in the December 31, 1997 audited consolidated balance sheet included in the Offering Memorandum, and (c) for the period from January 1, 1998 to February 28, 1998, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenue or in operating income or in net loss.

          Those officials stated that (a) the unaudited consolidated financial statements referred to in 4.(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Offering Memorandum, (b) at February 28, 1998, there was no change in the capital stock, no increase in long-term debt, other than the increases resulting from the $60 million Senior Secured Reducing Revolver used to acquire TN-4 and approximately $4.5 million of accretion on PriCellular's discounted debt, and no decrease in consolidated total assets, and no decreases in consolidated net current assets, other than the decrease resulting from the purchase of approximately $7 million of additional fixed assets or decreases in shareholders' equity, other than the decrease resulting from the net loss of approximately $3.2 million for the period ended February 28, 1998 of the consolidated companies as compared with amounts shown in the December 31, 1997 audited consolidated balance sheet included in the Offering Memorandum, and (c) there were no decreases for the period from January 1, 1998 to February 28, 1998, as compared with the corresponding period in the preceding year, in consolidated revenue or in operating income or in net loss.

5. As mentioned under 4.(i) above, Company officials have advised us that no financial statements as of any date or for any period subsequent to February 28, 1998 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after February 28, 1998 have, of necessity, been even more limited than those with respect to the periods referred to in 4. above. We have inquired of Company officials who have responsibility for financial and accounting matters as to whether: (a) at April 30, 1998 there was any change in the capital stock or increase in long-term debt as compared with the amounts shown on the December 31, 1997 audited balance sheet included in the Offering Memorandum, or (b) for the period from March 1, 1998 to April 30, 1998, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated revenues. On the basis of these inquiries and our reading of the minutes as described in 4. above, nothing came to our attention that caused us to believe that there was any such increase or decrease, except in all instances for increases or decreases which the Offering Memorandum discloses have occurred or may occur and the accretion on PriCellular's discounted debt.

6. At your request, we also performed the following procedures:

a. Read the unaudited pro forma condensed combined balance sheet as of December 31, 1997, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997, included in the Offering Memorandum.

b. Inquired of certain officials of the Company and of PriCellular Corporation who have responsibility for financial and accounting matters as to whether all significant assumptions regarding the business combination had been reflected in the pro forma adjustments and whether the unaudited pro forma condensed combined financial statements referred to in a. above comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X. Those officials referred to above stated, in response to our inquiries, that all significant assumptions regarding the business combination had been reflected in the pro forma adjustments and that the unaudited pro forma condensed combined financial statements referred to in 6.a. comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X.

c. We also compared the financial information included on pages 24 to 27 of the Offering Memorandum with the historical information for PriCellular Corporation on pages F-3 and F-4 and found them to be in agreement. We have not inquired of any officials or representatives of the TN-4 RSA system as to the accuracy of the amounts listed under TN-4 RSA or whether all significant assumptions regarding the TN-4 RSA acquisition have been reflected in the pro forma adjustments and as a result we are unable to comment as to the accuracy of the amounts listed under TN-4 RSA.

d. Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed combined financial statements.

The foregoing procedures are less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. We make no representation about the sufficiency of the foregoing procedures for your purposes. Had we performed additional procedures or had we made an examination of the pro forma financial information, other matters might have come to our attention that would have been reported to you.

7. Nothing came to our attention as a result of the procedures specified in paragraph 6 that caused us to believe that the pro forma financial data referred to in paragraph 6.a. included in the Offering Memorandum do not comply as to form in. all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the unaudited pro forma financial data.

8. We compared the information included under the heading "Selected Financial Data" with the disclosure requirements of Item 301 of Regulation S-K. We also inquired of certain officials of the Company and American Cellular Corporation who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Item 301 of Regulation S-K. Nothing came to our attention as a result of the forgoing procedures that caused us to believe that this information does not conform in all material respects with the disclosure requirements of Item 301 of Regulation S-K.

9. We compared the information labeled "ratio of earnings to fixed charges" with the disclosure requirements of Item 503(d) of Regulation S-K. We also inquired of certain officials of the Company and American Cellular Corporation who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Item 503(d) of Regulation S-K. Nothing came to our attention as a result of the forgoing procedures that caused us to believe that this information does not conform in all material respects with the requirements of Item 503(d) of Regulation S-K.

10. At your request, we have also read the items identified by you on the attached copy of the Offering Memorandum, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

a. Compared the dollar amounts either to the amounts in the audited consolidated financial statements described in the introductory paragraph of this letter or, for prior years, included in the Company's annual reports to shareholders for the 1995, 1994 and 1993, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement.

b. Compared the dollar and other amounts not derived directly from audited to amounts in the Company's accounting records to the extent such amounts could be so compared directly and found them to be in agreement.

c. Compared the dollar and other amounts not derived directly from audited or that could not be compared directly to the Company's accounting records, to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement.

d. Proved the arithmetic accuracy of the percentages or amounts based on the data in the above-mentioned financial statements, accounting records, and analyses.

e. Compared the dollar amounts to the unaudited pro forma condensed combined financial statements described in 6.a., to the extent such amounts are included in or can be derived from such statements, and found them to be in agreement. We have not inquired of any officials or representatives of the TN-4 RSA system as to the accuracy of the amounts listed under TN-4 RSA or whether all significant assumptions regarding the TN-4 RSA acquisition have been reflected in the pro forma adjustments and as a result we are unable to comment as to the accuracy of the amounts listed under TN-4 RSA.

e1. Compared the dollar and other amounts not derived directly from the unaudited pro forma condensed combined financial statements described in 6.a. to amounts in analyses prepared by American Cellular Corporation and found them to be in agreement.

We make no representation as to whether the transactions will take place. We make no legal representations as to questions of legal interpretation.

11. Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

12. It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the information identified in 10. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Memorandum and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

13. This letter is solely for the information of the addressees and to assist the initial purchasers in conducting and documenting their investigation of the affairs of the PriCellular Corporation in connection with the offering of securities covered by the Offering Memorandum, and it is not to be used, circulated, quoted, or otherwise referred to for any purpose, including but not limited to the purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering

   Memorandum or any other document, except that reference may be made to it in the Purchase Contract or in any list of closing documents pertaining to the offering of securities covered by the Offering Memorandum.